Move, Inc. Announces Fourth Quarter 2010 Financial Results

Company also announces plans to streamline capital structure, including redemption of $70 Million of Series B preferred stock, 1-for-4 reverse stock split, and $25 million stock buyback program

CAMPBELL, Calif., Feb. 10, 2011 /PRNewswire/ --Move, Inc. (Nasdaq: MOVE), the leader in online real estate, today reported financial results for the fourth quarter and fiscal year ended December 31, 2010.

Revenue in the fourth quarter of 2010 was $48.9 million, compared to $49.6 million in the fourth quarter of 2009.  Net income applicable to common stockholders, including discontinued operations, was $409,000, or $0.00 per share, compared to a net loss of $4.5 million, or a loss of $0.03 per share in the fourth quarter of 2009. The Company generated $5.0 million of cash from operating activities in the fourth quarter of 2010.  Non-GAAP Adjusted EBITDA (earnings from continuing operations before interest, taxes, stock-based compensation and charges, depreciation, amortization and other non-recurring charges) for the fourth quarter of 2010 was $6.3 million, or 13% of revenue, compared to $5.1 million, or 10% of revenue, for the fourth quarter of 2009.  Move, Inc. has reported Adjusted EBITDA because management uses it to monitor and assess the Company's performance and believes it is helpful to investors in understanding the Company's business.

"2010 was a year of tremendous activity at Move, as we took significant steps toward realigning our business to continue and grow our long standing market leadership," said Steve Berkowitz, chief executive officer at Move, Inc. "Move's mission is to connect real estate professionals and consumers to facilitate more real estate transactions.  The increased use of the internet and mobile devices in the real estate industry has changed the ways consumers and real estate professionals interact.  Move is committed to delivering products and services that meet the market's needs.  As we head into 2011, we are focused on serving the complete home-buying cycle with an expanding list of distribution partners and real estate solutions."

4th Quarter 2010 Highlights:

  Market leadership: Move maintained its leading market position, leading the industry in unique users and total engagement.  In 2010, on a monthly basis, the Move Network attracted an average of 11 million unique users(1) who spent on average more than 224 million minutes monthly on our network(1).  Visitors to the Move Network viewed nearly 4.4 billion total pages in 2010, more than the next six competitors combined.
  MortgageMatch.com:  Launched in December, MortgageMatch.com was developed to give first time buyers or refinancing owners the tools they need to find and prequalify for the right loan in as little as 10 minutes. In its first month in operation, MortgageMatch.com's state-of-the-art decision engine helped more than 30,000 prospective homebuyers know in just a few minutes how much they can afford to borrow and what their monthly payments would be based on real rates and loan choices for which they qualify.
  AOL: Move announced an agreement whereby Move will power the AOL Real Estate search experience.  The agreement delivers a powerful ad network for agents and advertisers to expand their reach and visibility to AOL.com's millions of monthly visitors. The AOL Real Estate experience powered by Move will deliver a user experience customized for AOL with instant access to accurate property listings, neighborhood and school content, and connections to real estate experts. Leveraging Move's ListHub network, Move will syndicate millions of listings to AOL Real Estate and power the home buyer's search experience.
  Mobile Highlights: Move launched the Realtor.com Real Estate Search Android and Windows Phone 7 application in November, building on the success of Move's Realtor.com iPhone app launched in January.  In 2010, the Realtor.com mobile apps have been downloaded over 3 million times with hundreds of thousands of consumers connecting directly with real estate professionals.

For the full year ended December 31, 2010, Move reported revenue of $197.5 million, compared to $212.0 million in the 2009 fiscal year.  Net loss applicable to common stockholders in 2010 was $20.9 million, or a loss of $0.13 per share, compared to a net loss of $12.2 million, or a loss of $0.08 per share in 2009.  Move's Adjusted EBITDA (earnings from continuing operations before interest, taxes, stock-based compensation and charges, depreciation, amortization and other non-recurring charges) on a non-GAAP basis for 2010 was $23.1 million, or 12% of revenue, compared to $26.2 million, or 12% of revenue, for 2009.

Capital Structure

Move also announced today several actions designed to streamline its capital structure.  First, Move announced that it reached agreement with Elevation Partners to redeem $70 million of its Series B preferred stock, leaving approximately $50 million in Series B outstanding with the same terms as before.  The Company will take a charge of approximately $1.5 million in the first quarter of 2011 related to the accretion of the discount for the Series B stock redeemed.  Second, the Company is proposing a one-for-four reverse stock split, whereby every four shares of Move common stock will be converted into one share.  The reverse stock split requires shareholder approval which Move intends to seek at its upcoming annual shareholders meeting.  And third, the Company announced that its Board of Directors has authorized a two year, $25 million stock repurchase program.  The Board of Directors believes that these measures, taken together, will provide the ability to manage dilution that may occur from stock option exercises or offset dilution caused by the Series B preferred, reduce Move's carrying costs and better align itself with its peers as Move expects to create a more streamlined capital structure with reduced overhang.  Under the stock repurchase program, Move may purchase stock in the open market and privately negotiated transactions, at times and in such amounts as management deems appropriate.  Move is not obligated to repurchase any specific number of shares under the program and it may be limited or terminated at any time without prior notice.

Business Outlook

Move today provided guidance for the quarter ending March 31, 2011.  For the quarter ending March 31, 2011, Move expects revenue to range between approximately $48.0 million and $49.0 million and expects to report Adjusted EBITDA margin of approximately 11%.

Move today provided guidance for the year ending December 31, 2011.  For the year ending December 31, 2011, Move expects revenue to range between $200 million and $205 million and expects to report Adjusted EBITDA margin of approximately 13%-14% percent.

Conference Call

As previously announced, Move, Inc. will host a conference call, which will be broadcast live over the Internet today, Thursday, February 10, 2011, at 1:30 p.m. Pacific Time (4:30 p.m. Eastern Time).  In order to participate in the call, please dial (877) 312-5848, or if outside the U.S., (253) 237-1155, at least five minutes prior to the 1:30 p.m. PT start time.  A live webcast and replay of the call will also be available at http://investor.move.com under the Events & Presentations menu.  An audio replay will be available between 7:30 p.m. ET, February 10, 2011, and 11:59 p.m. ET, February 25, 2011, by calling (800) 642-1687, or (706) 645-9291, with passcode 38520820.

For additional information regarding the Company's results, please go to the "SEC Filings" section at http://investor.move.com to view our annual report as filed on March 5, 2010 with the Securities and Exchange Commission on Form 10-K for the year ended December 31, 2009.  Move's Form 10-K for the year ended December 31, 2010 is expected to be filed with the Securities and Exchange Commission on, or before, February 18, 2011.

Use of Non-GAAP Financial Measures

To supplement its consolidated financial statements presented in accordance with generally accepted accounting principles in the United States ("GAAP"), Move uses a non-GAAP measure of income (loss) from continuing operations excluding interest income, net, income tax expense (benefit), impairment of auction rate securities, litigation settlement charges and restructuring charges and certain other non-cash and non-recurring items, principally depreciation, amortization and stock-based compensation and other charges, which is referred to as Adjusted EBITDA. The Company has also presented a non-GAAP table of Financial Data for the three and twelve month periods ended December 31, 2010 and 2009 that extracts stock-based compensation under ASC Topic 718 "Compensation – Stock Compensation."  A reconciliation of these non-GAAP measures to GAAP is provided in the attached tables. These non-GAAP adjustments are provided to enhance the user's overall understanding of Move's current financial performance and its prospects for the future and should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP. These non-GAAP measures are the primary basis management uses for planning and forecasting its future operations. Move believes these non-GAAP results provide useful information to both management and investors by excluding certain expenses that it believes are not indicative of its core operating results and a more consistent basis for comparison between quarters and should be carefully evaluated.

This press release may contain forward-looking statements, including information about management's view of Move's future expectations, plans and prospects, within the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. These statements involve known and unknown risks, uncertainties and other factors which may cause the results of Move, its subsidiaries, divisions and concepts to be materially different than those expressed or implied in such statements. These risk factors and others are included from time to time in documents Move files with the Securities and Exchange Commission, including but not limited to, its Form 10-Ks, Form 10-Qs and Form 8-Ks. Other unknown or unpredictable factors also could have material adverse effects on Move's future results. The forward-looking statements included in this press release are made only as of the date hereof. Move cannot guarantee future results, levels of activity, performance or achievements. Accordingly, you should not place undue reliance on these forward-looking statements. Finally, Move expressly disclaims any intent or obligation to update any forward-looking statements to reflect subsequent events or circumstances.

ABOUT MOVE, INC.

Move, Inc. (NASDAQ: MOVE) is the leader in online real estate with 12.1 million(1) monthly visitors to its online network of websites. Move, Inc. operates: Move.com, a leading destination for information on new homes and rental listings, moving, home and garden and home finance; REALTOR.com®, the official website of the National Association of REALTORS®; MortgageMatch.com, Moving.com; SeniorHousingNet; ListHub; and TOP PRODUCER Systems. Move, Inc. is based in Campbell, California.

(1) comScore Media Metrics, December 2010

MOVE, INC. CONSOLIDATED STATEMENTS OF OPERATIONS (in thousands, except per share amounts)
	Three Months Ended December 31,		Twelve Months Ended December 31,
	2010	2009	2010	2009
	(unaudited)

Revenue	$48,913	$49,638	$197,503	$212,009
Cost of revenue (1)	10,337	11,033	43,119	48,498
Gross profit	38,576	38,605	154,384	163,511

Operating expenses: (1)
Sales and marketing	17,902	17,126	73,737	78,062
Product and web site development	8,803	7,374	34,320	27,832
General and administrative	10,291	13,717	42,657	64,944
Amortization of intangible assets	348	107	696	473
Litigation settlement	—	3,888	—	4,863
Restructuring charges	—	—	—	(1,192)
Total operating expenses	37,344	42,212	151,410	174,982
Operating income (loss) from continuing operations	1,232	(3,607)	2,974	(11,471)

Interest income, net	143	119	910	847
Earnings of unconsolidated joint venture	376	149	1,017	149
Impairment of auction rate securities	—	—	(19,559)	—
Other income (expense), net	177	8	(967)	1,749
Income (loss) from continuing operations before income taxes	1,928	(3,331)	(15,625)	(8,726)

Income tax expense (benefit)	160	(190)	(153)	37

Income (loss) from continuing operations	1,768	(3,141)	(15,472)	(8,763)

Loss from discontinued operations	—	(41)	—	(486)
Gain on disposition of discontinued operations	—	—	—	2,303
Net income (loss)	1,768	(3,182)	(15,472)	(6,946)

Convertible preferred stock dividend and related accretion	(1,359)	(1,324)	(5,383)	(5,244)
Net income (loss) applicable to common stockholders	$409	$(4,506)	$(20,855)	$(12,190)

Basic net income (loss) per share applicable to common stockholders:
Continuing operations	$0.00	$(0.03)	$(0.13)	$(0.09)
Discontinued operations	—	(0.00)	—	0.01
Basic net income (loss) per share applicable to common stockholders:	$0.00	$(0.03)	$(0.13)	$(0.08)

Diluted net income (loss) per share applicable to common stockholders
Continuing operations	$0.00	$(0.03)	$(0.13)	$(0.09)
Discontinued operations	—	(0.00)	—	0.01
Diluted net income (loss) per share applicable to common stockholders	$0.00	$(0.03)	$(0.13)	$(0.08)

Shares used in calculation of net income (loss) per share applicable to common stockholders:

Basic	157,192	154,053	155,520	153,369
Diluted	163,270	154,053	155,520	153,369

(1) Includes stock-based compensation as follows:

Cost of revenue	$39	$44	$175	$181
Sales and marketing	358	387	1,598	1,736
Product and web site development	373	194	1,616	687
General and administrative	736	1,299	3,528	14,590
	$1,506	$1,924	$6,917	$17,194

MOVE, INC. CONSOLIDATED BALANCE SHEETS (in thousands)
	December 31, 2010	December 31, 2009

ASSETS
Current assets:
Cash and cash equivalents	$158,517	$106,847
Accounts receivable, net	9,680	10,782
Other current assets	7,621	12,101
Total current assets	175,818	129,730

Property and equipment, net	21,934	21,139
Long-term investments	—	111,800
Investment in unconsolidated joint venture	7,165	6,649
Goodwill, net	24,450	16,969
Intangible assets, net	8,324	3,460
Other assets	1,327	1,548
Total assets	$239,018	$291,295

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$6,403	$5,545
Accrued expenses	16,281	18,335
Deferred revenue	13,696	15,951
Line of credit	—	64,630
Total current liabilities	36,380	104,461

Other non-current liabilities	3,300	1,096
Total liabilities	39,680	105,557

Series B convertible preferred stock	116,564	111,541

Stockholders’ equity:
Series A convertible preferred stock	—	—
Common stock	159	156
Additional paid-in capital	2,124,554	2,112,613
Accumulated other comprehensive income	372	(17,116)
Accumulated deficit	(2,042,311)	(2,021,456)
Total stockholders’ equity	82,774	74,197

Total liabilities and stockholders’ equity	$239,018	$291,295

MOVE, INC. CONSOLIDATED STATEMENTS OF CASH FLOWS (in thousands)
	Twelve Months Ended December 31,
	2010	2009

Cash flows from continuing operating activities:
Net Loss	$(15,472)	$(6,946)
Adjustments to reconcile net loss to net cash provided by continuing operating activities:
Loss from discontinued operations	—	486
Gain on disposition of discontinued operations	—	(2,303)
Depreciation	10,077	10,494
Amortization of intangible assets	696	473
Provision for doubtful accounts	80	1,298
Stock-based compensation and charges	7,290	17,602
Impairment of auction rate securities	19,559	—
Gain on sales and disposals of assets	—	(1,185)
Earnings of unconsolidated joint venture	(1,017)	(149)
Change in market value of embedded derivative liability	—	(600)
Other non-cash items	(210)	(171)
Changes in operating assets and liabilities, net of acquisitions and discontinued operations:
Accounts receivable	1,316	702
Other assets	3,254	26
Accounts payable and accrued expenses	(386)	(2,016)
Deferred revenue	(2,490)	(8,059)

Net cash provided by continuing operating activities	22,697	9,652
Net cash used in discontinued operating activities	—	(1,894)
Net cash provided by operating activities	22,697	7,758

Cash flows from investing activities:
Purchases of property and equipment	(10,732)	(9,608)
Acquisitions, net of cash acquired	(12,371)	—
Investments in joint ventures	(499)	(6,500)
Proceeds from the sale of auction rate securities	109,841	—
Principal payments on notes receivable	1,000	—
Distribution of earnings from unconsolidated joint venture	1,000
Proceeds from the sale of marketable equity securities	14	—
Proceeds from sale of assets	—	1,370
Net cash provided by (used in) continuing investing activities	88,253	(14,738)
Net cash provided by discontinued operations	—	1,739
Net cash provided by (used in) investing activities	88,253	(12,999)

Cash flows from financing activities:
Proceeds from exercise of stock options	4,752	1,879
Gross proceeds from line of credit	64,700	—
Restricted cash	462	2,747
Proceeds from loan payable	316	—
Gross principal payments on line of credit	(129,330)	(70)
Payments on capital lease obligations	—	(339)
Tax payment related to net share settlements of restricted stock awards	(98)	(1,064)
Principal payments on loan payable	(82)	—
Net cash (used in) provided by financing activities	(59,280)	3,153

Change in cash and cash equivalents	51,670	(2,088)

Cash and cash equivalents, beginning of period	106,847	108,935

Cash and cash equivalents, end of period	$158,517	$106,847

MOVE, INC.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURE

INCOME (LOSS) FROM CONTINUING OPERATIONS EXCLUDING INTEREST INCOME, INCOME TAX EXPENSE (BENEFIT), STOCK-BASED COMPENSATION AND CHARGES, DEPRECIATION, AMORTIZATION,  IMPAIRMENT OF AUCTION RATE SECURITIES, LITIGATION SETTLEMENT CHARGES, RESTRUCTURING CHARGES AND NON-RECURRING SEVERANCE COSTS (ADJUSTED EBITDA)

(in thousands)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2010	2009	2010	2009
	(unaudited)		(unaudited)

Income (loss) from continuing operations	$1,768	$(3,141)	$(15,472)	$(8,763)

Plus:
Interest income, net	(143)	(119)	(910)	(847)
Income tax expense (benefit)	160	(190)	(153)	37
Stock-based compensation	1,506	1,924	6,917	17,194
Stock-based charges	19	31	373	408
Depreciation	2,440	2,641	10,077	10,494
Amortization of intangible assets, including unconsolidated joint venture	546	107	1,570	473
Impairment of auction rate securities	—	—	19,559	—
Loss on sale of auction rate securities	—	—	1,098	—
Litigation settlement	—	3,888	—	4,863
Restructuring charges	—	—	—	(1,192)
Non-recurring severance costs	—	—	—	3,490
Adjusted EBITDA	$6,296	$5,141	$23,059	$26,157

MOVE, INC. OPERATING RESULTS NET OF STOCK-BASED COMPENSATION EXPENSE (in thousands)
	Three Months Ended
	December 31, 2010
	(unaudited)
	As Reported	Stock-based Compensation	Excluding Stock-Based Compensation
Revenue	$48,913	$—	$48,913
Cost of revenue	10,337	(39)	10,298
Gross profit	38,576	39	38,615

Sales and marketing	17,902	(358)	17,544
Product and web site development	8,803	(373)	8,430
General and administrative	10,291	(736)	9,555
Amortization of intangibles	348	—	348
Total operating expenses	37,344	(1,467)	35,877

Operating income from continuing operations	$1,232	$1,506	$2,738

	Three Months Ended
	December 31, 2009
	(unaudited)
	As Reported	Stock-based Compensation	Excluding Stock-Based Compensation
Revenue	$49,638	$—	$49,638
Cost of revenue	11,033	(44)	10,989
Gross profit	38,605	44	38,649

Sales and marketing	17,126	(387)	16,739
Product and web site development	7,374	(194)	7,180
General and administrative	13,717	(1,299)	12,418
Amortization of intangibles	107	—	107
Litigation settlement	3,888	—	3,888
Total operating expenses	42,212	(1,880)	40,332

Operating income (loss) from continuing operations	$(3,607)	$1,924	$(1,683)

MOVE, INC. OPERATING RESULTS NET OF STOCK-BASED COMPENSATION EXPENSE (in thousands)
	Twelve Months Ended
	December 31, 2010
	(unaudited)
	As Reported	Stock-based Compensation	Excluding Stock-Based Compensation
Revenue	$197,503	$—	$197,503
Cost of revenue	43,119	(175)	42,944
Gross profit	154,384	175	154,559

Sales and marketing	73,737	(1,598)	72,139
Product and web site development	34,320	(1,616)	32,704
General and administrative	42,657	(3,528)	39,129
Amortization of intangibles	696	—	696
Total operating expenses	151,410	(6,742)	144,668

Operating income from continuing operations	$2,974	$6,917	$9,891

	Twelve Months Ended
	December 31, 2009
	(unaudited)
	As Reported	Stock-based Compensation	Excluding Stock-Based Compensation
Revenue	$212,009	$—	$212,009
Cost of revenue	48,498	(181)	48,317
Gross profit	163,511	181	163,692

Sales and marketing	78,062	(1,736)	76,326
Product and web site development	27,832	(687)	27,145
General and administrative	64,944	(14,590)	50,354
Amortization of intangibles	473	—	473
Litigation settlement	4,863	—	4,863
Restructuring charges	(1,192)	—	(1,192)
Total operating expenses	174,982	(17,013)	157,969

Operating income (loss) from continuing operations	$(11,471)	$17,194	$5,723

(Logo:  http://photos.prnewswire.com/prnh/20080213/MOVEINCLOGO)

CONTACT:  Todd Friedman, todd@blueshirtgroup.com, or Stacie Bosinoff, Stacie@blueshirtgroup.com, both of The Blueshirt Group, +1-415-217-7722, for Move, Inc.